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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                     8/3/00
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

     WASHINGTON                     1-6563                    91-0742146
   (State or other                (Commission                (IRS Employer
   jurisdiction of                File Number)            Identification No.)
   incorporation)

               SAFECO Plaza, Seattle, Washington              98185
          (Address of principal executive officers)         (Zip Code)


                                 (206) 545-5000
              (Registrant's telephone number, including area code)
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Item 5. Other Events

        SAFECO ANNOUNCES SENIOR MANAGEMENT CHANGES

        SEATTLE -- (August 3, 2000) -- Roger Eigsti, chairman and chief executive officer of SAFECO Corporation (NASDAQ: SAFC), today announced his intention to retire effective Dec. 31, 2000. In addition, Randy Stoddard, president of SAFECO Property & Casualty companies, submitted his resignation effective immediately.

        In addition to his existing responsibilities, SAFECO president and chief operating officer, Boh Dickey, will assume Stoddard's responsibilities as president of SAFECO's largest business unit.

        "We believe that a different style of leadership and executive involvement is required to restore SAFECO to its historic levels of profitability," said William G. Reed, Jr., who was appointed in May to serve as lead independent director for the SAFECO board of directors.

        "The directors have been disappointed with SAFECO's financial performance for several quarters. We expect SAFECO to be among the industry leaders in terms of financial performance," Reed said. "SAFECO has a recovery plan in place and, recently, we have seen some encouraging signs of progress. However, overall results in the property & casualty companies fell below our expectations.

        "We are moving as quickly as possible to find a new chief executive officer, and we are looking at candidates both inside and outside the company," Reed said, adding that Dickey is definitely a candidate to become Eigsti's replacement. "We are confident in the ability of the management team to guide SAFECO during this important time."

        A committee of several non-management directors is leading the search for a new chief executive officer. The board will retain an executive search firm to assist in the process.

        "We're extremely pleased that Roger has agreed to remain on board to help find his successor," Reed said. "Roger has played a major role in transforming SAFECO from a West Coast insurance company to a diversified financial services company with a national reach. Roger has valuable insights on the type of leader who can put SAFECO back on top by tapping into the full potential of this company."

        Eigsti, 58, joined SAFECO in 1972 after spending eight years in public accounting. He was elected to the SAFECO board of directors in 1988. The following year, he was named president and chief operating officer. Eigsti has served as SAFECO's chief executive officer since 1992, and chairman of the board since May 1993. In 1997, Eigsti

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        presided over the acquisition of American States Insurance, the largest acquisition in SAFECO's history.

        Dickey, 55, joined SAFECO in 1982 following 16 years at Deloitte Haskins & Sells. He was named SAFECO's chief financial officer in 1989, and elected to SAFECO's board of directors in 1993. Since August 1996, he has served as SAFECO's president and chief operating officer.

        Stoddard, 52, joined SAFECO in 1973. He was named president of the SAFECO Property & Casualty companies in 1996.

        SAFECO, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and related financial products. SAFECO and its more than 17,000 independent agents and financial advisors provide premier insurance and financial services to individual and business customers.

                         -----------------------------

                     FORWARD-LOOKING INFORMATION IS SUBJECT
                            TO RISK AND UNCERTAINTY

        Statements made in this news release that relate to anticipated financial performance, business prospects and plans, regulatory developments and similar matters may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this news release that are not historical information are forward-looking. Such statements are subject to certain risks and uncertainties that may cause the operations, performance, development and results of our business to differ materially from those suggested by the forward-looking statements. The risks and uncertainties include:

          o Our ability to obtain rate increases and non-renew underpriced insurance accounts;

          o    Realization of growth and business retention estimates;

          o    Achievement of our premium targets and profitability;

          o    Changes in competition and pricing environments;

          o    Achievement of our expense reduction goals;

          o The occurrence of significant natural disasters, including earthquakes;

          o Weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;

          o    Driving patterns;

          o    Fluctuations in interest rates;

          o    Performance of financial markets;

          o    Court decisions and trends in litigation;

          o    Legislative and regulatory developments;

          o    The adequacy of loss reserves;

          o    The availability and pricing of reinsurance;

          o The development of major Year 2000 related claims or liabilities; and

          o    General economic and market conditions.

        In particular, because insurance rates in some jurisdictions are subject to regulatory review and approval, our achievement of rate increases may occur in amounts and on a time schedule different than planned, which may affect our efforts to restore earnings in our property and casualty lines.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SAFECO CORPORATION

Dated: August 3, 2000                   By: /s/ H. Paul Lowber
                                        ------------------------------
                                        H. Paul Lowber
                                        Vice President, Controller and
                                        Chief Accounting Officer